Exhibit I
______________________________________________________________________________________________________________________
Form 604

Corporations Act 2001
Section 671B

Notice of change of interests of substantial holder
______________________________________________________________________________________________________________________

To Company Name/Scheme	WMC Resources Ltd

ACN/ARSN	004 184 598

1.	Details of substantial holder (1)

Name	Xstrata Capital Holdings Pty Limited and each of its related bodies corporate referred to in Annexure A of the Form 604 “Notice of change of interests of substantial holder” dated 30 December 2004
ACN/ARSN (if applicable)	111 756 337

There was a change in the interests of the substantial holder on	29/12/2004
The previous notice was given to the company on	30/11/2004
The previous notice was dated	30/11/2004

2.	Previous and present voting power

The total number of votes attached to all the voting shares in the company or voting interests in the scheme that the substantial holder or an associate (2) had a relevant interest (3) in when last required, and when now required, to give a substantial holding notice to the company or scheme, are as follows:

Class of securities (4)	Previous notice		Present notice
	Person’s votes	Voting power (5)	Person’s votes	Voting power (5)
Ordinary shares	0	0.00%	173,954	0.0148%[1]
Note:	Voting power percentage based on an issued share capital of 1,171,564,703 as of 13 December 2004, as advised by WMC Resources Ltd to Xstrata Capital Holdings Pty Limited.

3.	Changes in relevant interests

Particulars of each change in, or change in the nature of, a relevant interest of the substantial holder or an associate in voting securities of the company or scheme, since the substantial holder was last required to give a substantial holding notice to the company or scheme are as follows:

Date of change	Person whose relevant interest changed	Nature of change (6)	Consideration given in relation to change (7)	Class and number of securities affected	Person’s votes affected
29/12/04	Xstrata Capital Holdings Pty Limited	Acquisition of a relevant interest in WMC Resources Ltd ordinary shares arising upon acceptance of the takeover offer set out in the Bidder’s Statement dated 16 December 2004 (“Offer”).	$6.35 for each WMC Resources Ltd ordinary share.	173,954 ordinary shares	173,954

4.	Present relevant interests

Particulars of each relevant interest of the substantial holder in voting securities after the change are as follows:

Holder of relevant interest	Registered holder of securities	Person entitled to be registered as holder (8)	Nature of relevant interest (6)	Class and number of securities	Person’s votes
Xstrata Capital Holdings Pty Limited	Accepting ordinary share holder	Xstrata Capital Holdings Pty Limited	Control over the exercise of power to dispose of, and exercise a right to vote attached to, the ordinary shares pursuant to acceptance received in accordance with the Offer	173,954 ordinary shares	173,954

5.	Changes in association

The persons who have become associates (2) of, ceased to be associates of, or have changed the nature of their association (9) with, the substantial holder in relation to voting interests in the company or scheme are as follows:

Name and ACN/ARSN (if applicable)	Nature of association
Not applicable	Not applicable

6.	Addresses

The addresses of persons named in this form are as follows:

Name	Address
Xstrata Capital Holdings Pty Limited and each of its related bodies corporate	c/- Bahnhofstrasse 2 PO Box 102 CH-6301 Zug Switzerland

Signature

print name	Jason Watts	capacity Attorney for Benny Levene (Director)
sign here	/s/ Jason Watts	date 30/12/2004

DIRECTIONS

(1)
If there are a number of substantial holders with similar or related relevant interests (eg a corporation and its related corporations, or the manager and trustee of an equity trust), the names could be included in an annexure to the form. If the relevant interests of a group of persons are essentially similar, they may be referred to throughout the form as a specifically named group if the membership of each group, with the names and addresses of members is clearly set out in paragraph 6 of the form.

(2)	See the definition of “associate” in section 9 of the Corporations Act 2001.

(3)	See the definition of “relevant interest” in sections 608 and 671B(7) of the Corporations Act 2001.

(4)	The voting shares of a company constitute one class unless divided into separate classes.

(5)	The person’s votes divided by the total votes in the body corporate or scheme multiplied by 100.

(6)	Include details of:

(a)  any relevant agreement or other circumstances because of which the change in relevant interest occurred. If subsection 671B(4) applies, a copy of any document setting out the terms of any relevant agreement, and a statement by the person giving full and accurate details of any contract, scheme or arrangement, must accompany this form, together with a written statement certifying this contract, scheme or arrangement; and

(b)  any qualification of the power of a person to exercise, control the exercise of, or influence the exercise of, the voting powers or disposal of the securities to which the relevant interest relates (indicating clearly the particular securities to which the qualification applies).

See the definition of “relevant agreement” in section 9 of the Corporations Act 2001.

(7)
Details of the consideration must include any and all benefits, money and other, that any person from whom a relevant interest was acquired has, or may, become entitled to receive in relation to that acquisition. Details must be included even if the benefit is conditional on the happening or not of a contingency. Details must be included of any benefit paid on behalf of the substantial holder or its associate in relation to the acquisitions, even if they are not paid directly to the person from whom the relevant interest was acquired.

(8)	If the substantial holder is unable to determine the identity of the person (eg if the relevant interest arises because of an option) write “unknown”.

(9)	Give details, if appropriate, of the present association and any change in that association since the last substantial holding notice.

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Annexure A

This is the annexure marked “A” of 4 pages referred to in Form 604 (“Notice of change of interests of substantial holder”).

_________________________ Attorney for Benny Levene

                                                            30 December 2004

Name
ABBOT POINT BULKCOAL PTY LIMITED
ABELSHORE PTY LIMITED
ACN 080 803 461 PTY LIMITED
ARTHUR TAYLOR COLLIERY MANAGEMENT SERVICES (PTY) LIMITED
ASSOCIATED MINING AND ENGINEERING LIMITED
ASSOCIATED STEAMSHIPS PTY LIMITED
ASTURIANA DE ZINC S.A.
AZSA AUSTRALIA PTY LIMITED
AZA HOLDINGS PTY LIMITED
BELTANA HIGHWALL MINING PTY LIMITED
BLACK STAR PTY LIMITED
BOWEN COKE PTY LIMITED
BREYTON COAL FARMS LIMITED
BRITANNIA ALLOYS AND CHEMICALS LIMITED
BRITANNIA RECYCLING LIMITED
BRITANNIA REFINED METALS LIMITED
BRITANNIA REFINED METALS RETIREMENT PLAN LTD
BUDROLL PTY LIMITED
BULGA COAL MANAGEMENT PTY LIMITED
BULGA COAL PTY LIMITED
BULGA COAL SALES PTY LIMITED
CAPE MANGANESE VENTURES (PTY) LIMITED
CHAR TECHNOLOGY (PROPRIETARY) LIMITED
COALEX (SALES) PTY LIMITED
COALEX HOLDINGS PTY LIMITED
COLINTA HOLDINGS PTY LIMITED
COLLIERY TRAINING COLLEGE (PTY) LIMITED
COLLINSVILLE COAL COMPANY PTY LIMITED
COMPLEX CHROME (PROPRIETARY) LIMITED
CONSOLIDATED COLLIERIES LIMITED

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CONSOLIDATED METALLURGICAL INDUSTRIES (PROPRIETARY) LIMITED
CONSTRUCTORA DE CASTRILLON S.A.
COOK COAL HANDLING SERVICES PTY LIMITED
COOK COAL HOLDINGS PTY LIMITED
COOK RESOURCE MINING PTY LTD
COPPER REFINERIES PTY LIMITED
CUMNOCK COAL LIMITED
CUMNOCK NO 1 COLLIERY PTY LIMITED
DUIKER COAL (PTY) LIMITED
DUIKER MINING (PTY) LIMITED
ENEX FOYDELL LIMITED
ENEX LIDDELL PTY LIMITED
ENEX OAKBRIDGE PTY LIMITED
ENEX TOGARA PTY LIMITED
ENEX ULAN PTY LIMITED
ERNEST HENRY MINING PTY LIMITED
EUROGUARD INSURANCE COMPANY LIMITED
FINCOAL (AUSTRALIA) PTY LIMITED
FORESTAL LOS LAGOS S.A.
FOYBROOK TENEMENTS PTY LIMITED
FRISCHGEWAAGD FARM (PTY) LIMITED
GABUME PTY LIMITED
GENDERS MINING PTY LIMITED
GILA PTY LIMITED
GLENDELL TENEMENTS PTY LIMITED
HADENIS PTY LIMITED
HUNTER VALLEY COAL CORPORATION PTY LIMITED
JERRYS PLAINS COAL TERMINAL PTY LIMITED
JONSHA PTY LIMITED
KWA NDEBELE COAL (PTY) LTD
LEHLAKA PROPERTY DEVELOPMENT (PTY) LIMITED
LIDDELL COAL PREPARATION PTY LIMITED
LIDDELL COAL LOADER PTY LIMITED
LIDDELL COAL MARKETING PTY LIMITED
LIDDELL COAL OPERATIONS PTY LIMITED
LIDDELL COLLIERIES PTY LIMITED
LIDDELL SOUTHERN TENEMENTS PTY LIMITED
LIDDELL TENEMENTS PTY LIMITED
LSA MINERALS LIMITED
M.I.M. INTERNATIONAL EXPLORATION PTY LIMITED
MACQUARIE COAL MARKETING PTY LIMITED
MALOMA COLLIERY LIMITED
MANHATTAN SYNDICATED LIMITED
MCARTHUR RIVER MINING PTY LIMITED

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McILWRAITH MARITIME SUPERANNUATION PTY LIMITED
McILWRAITH McEACHARN OPERATIONS PTY LIMITED
McILWRAITH McEACHARN PTY LIMITED
McILWRAITH MINING PTY LIMITED
MECANIZACIONES Y FABRICACIONES S.A.
MIM ARGENTINA EXPLORACIONES S.A.
MIM ARGENTINA S.A.
MIM ERNEST HENRY FINANCE PTY LIMITED
MIM INVESTMENTS (UK) LIMITED
MIM PROCESS TECHNOLOGIES SOUTH AFRICA (PROPRIETARY) LIMITED
MIM SUPERANNUATION PTY LIMITED
MIM TECHNOLOGY MARKETING LIMITED
MIM TRANSPORT PTY LIMITED
MINERA ALUMBRERA LIMITED
MINERA MOUNT ISA PERU S.A.
MINIERE MINING PTY LIMITED
MINTRADE PTY LIMITED
MOOIHOEK COLLIERY LIMITED
MOUNT ISA FINANCE N.V.
MOUNT ISA HOLDINGS (UK) LIMITED
MOUNT ISA MINES LIMITED
MOUNT ISA MINES NAMIBIA (PROPRIETARY) LIMITED
MOUNT ISA PACIFIC PTY LIMITED
MPF MANAGEMENT SERVICES (PTY) LIMITED
NARAMA INVESTMENTS PTY LIMITED
NATAL COAL PROSPECTING & MINING (PTY) LIMITED
NCA COAL HOLDINGS PTY LTD
NCA MARKETING COMPANY PTY LIMITED
NEWLANDS COAL PTY LIMITED
NEWLANDS NORTHERN UNDERGROUND PTY LTD
NORTH QUEENSLAND STEVEDORING PTY. LIMITED
OAKBRIDGE PTY LIMITED
OAKBY LIMITED
OAKWELL PTY LIMITED
OAKY CREEK COAL PTY LIMITED
OCAL MACQUARIE PTY LIMITED
OCEANIC COAL AUSTRALIA LIMITED
OWLJURA PTY LIMITED
PACIFIC PRECIOUS METALS LIMITED
PHOENIX COLLIERY LIMITED
RAND COLLIERIES AND FUEL LIMITED
RAND MUTUAL ASSURANCE COMPANY LIMITED
RAVENSWORTH COAL MANAGEMENT LIMITED
RAVENSWORTH EAST COAL MANAGEMENT PTY LIMITED

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RAVENSWORTH OPERATIONS PTY LIMITED
RHO-GRIQUA MINING (PTY) LIMITED
RICHARDS BAY COAL TERMINAL COMPANY LIMITED
ROLLESTON COAL PTY LIMITED
ROLLESTON DEVELOPMENTS PTY LTD
RUSTPLAAS PROPERTIES (PTY) LIMITED
RUSTPLAAS STEENKOOL (PTY) LIMITED
SAXONVALE COAL PTY LIMITED
SAXONVALE COAL SALES PTY LIMITED
SOUTH MOLOPO EXPLORATION COMPANY (PTY) LIMITED
SOUTH WITBANK COAL MINES LIMITED
STEENBOK COAL (PTY) LIMITED
SWAZI VANADIUM (PROPRIETARY) LIMITED
SYBOTA PTY LIMITED
TAGUS HOLDINGS PTY LIMITED
TAGUS PROPERTIES PTY LIMITED
TAVISTOCK COLLIERIES (PTY) LIMITED
THAMESIDE TRANSPORT SERVICES (UK) LIMITED
THE LITHGOW VALLEY COLLIERY COMPANY PTY LIMITED
THE NEWCASTLE WALLSEND COAL CO PTY LIMITED
THE WALLERAWANG COLLIERIES LMITED
TOGARA COAL SALES PTY LIMITED
TSELENTIS COAL (PTY) LIMITED
TSELENTIS MINING (PTY) LIMITED
TTS CONSTRUCTION PTY LIMITED
ULAN COAL MINES LIMITED
UNITED CARBON PROCEDURES 1990 (PTY) LIMITED
UNITED COAL SALES PTY LIMITED
UNITED COLLIERIES PTY LTD
VALLEY COAL PTY LIMITED
VANADIUM AUSTRALIA PTY LIMITED
VISTAJURA PTY LIMITED
WINARCH PTY LIMITED
WINDIMURRA LIMITED
XC TOGARA PTY LIMITED
XSTRATA (SCHWEIZ) AG
XSTRATA CAPITAL CORPORATION A.V.V.
XSTRATA CHILE S.A.
XSTRATA COAL (NSW) PTY LMITED
XSTRATA COAL HOLDINGS PTY LIMITED

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XSTRATA COAL INVESTMENTS AUSTRALIA PTY LIMITED
XSTRATA COAL PTY LIMITED
XSTRATA COAL QUEENSLAND PTY LIMITED
XSTRATA COAL SALES PTY LIMITED
XSTRATA COPPER EXPLORATION PTY LIMITED
XSTRATA FINANCE PTY LIMITED
XSTRATA GUERNSEY LIMITED
XSTRATA HOLDINGS PTY LIMITED
XSTRATA MARKETING CORPORATION A.V.V.
XSTRATA PLC
XSTRATA QUEENSLAND LIMITED
XSTRATA SERVICES (UK) LIMITED
XSTRATA SERVICES LIMITED
XSTRATA SOUTH AFRICA (PROPRIETARY) LIMITED
XSTRATA TECHNOLOGY PTY LTD
XSTRATA VANADIUM PTY LTD
XSTRATA WINDIMURRA PTY LTD
XSTRATA ZINC BV
XSTRATA ZINC GMBH

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